As filed with the Securities and Exchange Commission on April 8, 2004
                                                     Registration No. 333-113665
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM F-10
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------
                            FOUR SEASONS HOTELS INC.
             (Exact Name of Registrant as Specified in its Charter)

      Ontario                       7011                         98-0087570
(Province or Other            (Primary Standard               (I.R.S. Employer
  Jurisdiction of         Industrial Classification          Identification No.
  Incorporation                 Code Number)                  (If Applicable))
  or Organization)
                                 --------------
                               1165 Leslie Street
                                Toronto, Ontario
                                 Canada M3C 2K8
                                 (416) 449-1750
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                                 --------------
                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
 (Name, Address (including Zip Code) and Telephone Number (including Area Code)
                   of Agent for Service in the United States)
                                 --------------
                                   Copies to:
    Jonathan Lampe                                    David A. Katz, Esq.
     Goodmans LLP                                   Joshua R. Cammaker, Esq.
   250 Yonge Street                              Wachtell, Lipton, Rosen & Katz
Toronto, Ontario M5B 2M6                              51 West 52nd Street
        Canada                                      New York, New York 10019
                                                         (212) 403-1000
                                 --------------
     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
                                 --------------
                           Province of Ontario, Canada
                (Principal Jurisdiction Regulating This Offering)

     It is proposed that this filing shall become effective (check appropriate box below):

A. [_] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   [X] at some future date (check appropriate box below):

     1.   [_]  pursuant to Rule 467(b) on (   ) at (   ) (designate a time not
          sooner than seven calendar days after filing).

     2. [_] pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

     3. [X] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

     4. [_] after the filing of the next amendment to this form (if preliminary material is being filed).

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================

                                                         Proposed maximum
                                                          offering price     Proposed maximum      Amount of
 Title of each class of securities      Amount to be            per         aggregate offering   registration
         to be registered            registered (1)(2)         unit             price (2)             fee
-----------------------------------------------------------------------------------------------------------------
Limited Voting Shares
-----------------------------------------------------------------------------------------------------------------
Debt Securities
-----------------------------------------------------------------------------------------------------------------
Total...........................      U.S.$250,000,000 (3)      100%         U.S.$250,000,000     U.S.$31,675 (4)

=================================================================================================================

(1) There are being registered under this registration statement such indeterminate principal amount of debt securities of the Registrant, and such indeterminate number of Limited Voting Shares and amount of debt securities of the Registrant as may be issuable upon conversion, redemption, exchange or exercise of any debt securities registered hereunder or pursuant to Rule 416, as shall have an aggregate initial offering price not to exceed $250,000,000 or the equivalent thereof in one or more foreign denominated currencies or currency units. The securities registered hereunder may be sold separately, in combination or as units with other securities registered hereunder.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

(3) If any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $250,000,000 or the equivalent thereof in one or more foreign denominated currencies or currency units.

(4)     Previously paid.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) OF THE ACT, MAY DETERMINE.

                                     PART I
                      INFORMATION REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

                         [FOUR SEASONS HOTELS INC. LOGO]

NEW ISSUE                   FOUR SEASONS HOTELS INC.              April 6, 2004
                                 US$250,000,000
                                 DEBT SECURITIES
                                   (UNSECURED)

         We may from time to time issue one or more series of unsecured debt securities (which may include debt securities convertible into our Limited Voting Shares), which we refer to in this prospectus as debt securities. We may issue debt securities in an aggregate principal amount of up to US$250,000,000 (or its equivalent in other currencies or currency units) or, if any debt securities are issued at an original issue discount, greater principal amounts that result in an aggregate issue price of not more than US$250,000,000 (or the equivalent in other currencies or currency units) during the period that this prospectus, including any amendments, remains valid. This offering is being made concurrently in the Province of Ontario and in the United States pursuant to the multi-jurisdictional disclosure system implemented by securities regulatory authorities in Canada and the United States.

         We will disclose the specific terms of any offering of debt securities in one or more prospectus supplements. You should read this prospectus and any applicable prospectus supplements carefully before you invest. A prospectus supplement may also add, update or change information contained in this prospectus.

         THE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY CANADIAN PROVINCIAL SECURITIES REGULATOR OR BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR, AND NONE OF THOSE REGULATORS HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS OFFERING IS MADE BY A FOREIGN ISSUER THAT IS PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF
THE UNITED STATES. OUR FINANCIAL STATEMENTS INCORPORATED IN THIS PROSPECTUS
HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED AUDITING STANDARDS. OUR FINANCIAL STATEMENTS ARE NOT COMPARABLE TO FINANCIAL
STATEMENTS OF U.S. COMPANIES.

         INVESTING IN DEBT SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ACQUISITION OF THE DEBT SECURITIES DESCRIBED IN THIS PROSPECTUS MAY HAVE TAX CONSEQUENCES IN BOTH THE UNITED STATES AND CANADA. THIS PROSPECTUS DOES NOT, AND ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT, FULLY DESCRIBE THESE TAX CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES. YOU SHOULD READ THE TAX DISCUSSION IN

ANY APPLICABLE PROSPECTUS SUPPLEMENT.

         YOUR ABILITY TO ENFORCE CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BECAUSE WE ARE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO, CANADA, CERTAIN OF OUR OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE, AND OUR UNDERWRITERS MAY BE, RESIDENTS OF CANADA, AND A SUBSTANTIAL PORTION OF OUR ASSETS AND ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THOSE OFFICERS, DIRECTORS, EXPERTS AND UNDERWRITERS MAY BE LOCATED OUTSIDE OF THE UNITED STATES.

                                  -------------

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................1
WHERE YOU CAN FIND MORE INFORMATION............................................2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................4
FOUR SEASONS...................................................................5
RISK FACTORS...................................................................6
USE OF PROCEEDS...............................................................14
INTEREST COVERAGE.............................................................14
DESCRIPTION OF DEBT SECURITIES................................................15
DESCRIPTION OF SHARE CAPITAL..................................................29
ENFORCEABILITY OF JUDGMENTS...................................................31
CERTAIN INCOME TAX CONSIDERATIONS.............................................33
PLAN OF DISTRIBUTION..........................................................33
LEGAL MATTERS.................................................................34
EXPERTS.......................................................................34
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT.........................35
COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S.
         REPORTING DIFFERENCE.................................................36


                              ABOUT THIS PROSPECTUS

         In this prospectus, the words "we", "us", "our", "Four Seasons" and "the Company" and other similar words are references to Four Seasons Hotels Inc. and its consolidated subsidiaries unless the context otherwise indicates. ALL DOLLAR AMOUNTS SET OUT IN THIS PROSPECTUS ARE EXPRESSED IN CANADIAN DOLLARS, EXCEPT WHERE INDICATED OTHERWISE. Unless otherwise specified, or the context otherwise requires, all references in this prospectus and any prospectus supplement to "$" or "Cdn$" are to Canadian dollars and all references to "US$" are to United States dollars. For the purpose of calculating the U.S. dollar equivalent of the aggregate principal amount or aggregate initial offering price of debt securities issued under this prospectus from time to time, debt securities denominated or issued in a currency other than U.S. dollars will be translated into U.S. dollars at the date of issue of those debt securities using the noon buying rate in the City of New York in effect as of noon (New York time) on that date for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York for the purchase of U.S. dollars with the currency in which those debt securities are denominated or issued.

         This prospectus has been filed with the United States Securities and Exchange Commission, or the SEC, as part of a registration statement on Form F-10 relating to the debt securities and with the Ontario Securities Commission, using the "shelf" registration process. Under this shelf process, we may sell any combination of debt securities described in this prospectus in one or more offerings up to a total aggregate principal amount of US$250,000,000 (or its equivalent in other currencies or currency units) or, if any debt securities are issued at an original issue discount, greater principal amounts that result in an aggregate issue price of not more than US$250,000,000 (or the equivalent in other currencies or currency units) during the period that this prospectus, including any amendments, remains valid. This prospectus provides you with a general description of the debt securities that we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any such prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information". This prospectus does not contain all of the information contained in the registration statement filed with the SEC, certain parts of which are omitted in accordance with the rules and regulations of the SEC. U.S. investors may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the debt securities.

         We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, which differs from U.S. generally accepted accounting principles, or U.S. GAAP. As a result, the consolidated financial statements and other financial information prepared in accordance with Canadian GAAP included and incorporated by reference in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus are not comparable to financial statements and other financial information of U.S. companies prepared in accordance with U.S. GAAP. You should refer to Note 15 of our consolidated financial statements for the years ended December 31, 2003 and 2002 for a discussion of the principal differences between our financial results prepared under Canadian GAAP and under U.S. GAAP incorporated by reference in this prospectus.

         We are not offering any of debt securities in any jurisdiction where the offering is not permitted by law.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file certain reports with, and furnish other information to, Canadian provincial securities regulatory authorities and the SEC. Our SEC file number is 001-14572. Under a multijurisdictional disclosure system that has been adopted by the SEC, these reports and other information may be prepared in accordance with the disclosure requirements in Canada, which are different from those in the United States. Our reports and other information filed with the SEC are available, and our reports and other information filed in the future with the SEC will be available, from the SEC's Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known as "EDGAR", as well as from commercial document retrieval services. You also may read (and, by paying a fee, copy) any document we file with the SEC at the SEC's public reference room in Washington D.C. (450 5th Street N.W., Washington D.C., 20549). Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Canadian securities regulators are available over the internet at http://www.sedar.com.

         The Ontario Securities Commission and the SEC allow us to "incorporate by reference" into this prospectus the information filed with them. INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM DOCUMENTS FILED WITH THE ONTARIO SECURITIES COMMISSION. This prospectus also incorporates by reference the documents set forth below that we have previously filed with the SEC. Copies of the documents incorporated in this prospectus by reference may be obtained on request, without charge, from the Secretary of Four Seasons Hotels Inc., 1165 Leslie Street, Toronto, Ontario M3C 2K8, Telephone:
(416) 449-1750.

         This prospectus incorporates by reference the following documents:

         (a) our audited comparative consolidated financial statements and the notes thereto for the years ended December 31, 2003 and 2002, together with the auditors' report thereon, which were filed with the SEC as an exhibit to our Report on Form 6-K on March 16, 2004;

         (b) our management's discussion and analysis for the year ended December 31, 2003, which was filed with the SEC as an exhibit to our Report on Form 6-K on March 16, 2004;

         (c) our annual information form dated March 1, 2003, for the year ended December 31, 2002, which was filed with the SEC as an exhibit to our Form 40-F on April 24, 2003; and

         (d) our management information circular dated April 15, 2003 for our annual meeting of shareholders held on May 21, 2003 (excluding the sections entitled "Report on Executive Compensation" and "Shareholder Return Performance Graph"), which was filed with the SEC as an exhibit to our Form 6-K on April 25, 2003.

         Any documents of the type (including with respect to any full year or interim periods) referred to above, any material change reports (excluding any confidential reports) and any updated interest coverage ratios filed by us with the Ontario Securities Commission after the date of this prospectus and prior to the termination of a distribution of debt securities will be incorporated by reference in this prospectus and automatically will update and supercede information otherwise contained and incorporated by reference in this prospectus. Any document furnished or filed by us with the SEC under the United States Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), after the date of this prospectus also will be incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part, until we sell all of the debt securities.

         Upon a new annual information form and the related annual financial statements being filed by us with, and where required, accepted by, the Ontario Securities Commission during the currency of this prospectus, our previous annual information form, the previous annual financial statements and all interim financial statements, material change reports, annual filings and information circulars filed before the commencement of the then current fiscal year will be deemed no longer to be incorporated in this prospectus for the purposes of future offers and sales of debt securities made under this prospectus.

         The documents listed above, including any documents incorporated in this prospectus after the date of this prospectus, are not incorporated by reference to the extent that their contents are modified or superseded by any statement contained in this prospectus, any amendment or supplement to this prospectus or any subsequently filed document that also is incorporated by reference in this prospectus.

         All information omitted from this prospectus that is permitted to be omitted under applicable securities laws will be contained in one or more supplements that will be delivered to purchasers of debt securities together with this prospectus. Any supplement to this prospectus will be incorporated by reference into this prospectus as of the date of the supplement, but only for the purposes of the offering of debt securities to which the supplement relates.

         You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and, in the case of U.S. investors, on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain information contained or incorporated by reference in this prospectus that does not relate to historical information are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and are thus prospective. This information includes, without limitation, RevPAR, profit margin and earnings trends, statements concerning the number of lodging properties expected to be added in future years, expected investment spending, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts. This information is not a guarantee of future performance and is subject to numerous risks and uncertainties, including, without limitation, those described in our annual information form and our management's discussions and analyses. Those risks and uncertainties include the rate and extent of the current economic recovery and the rate and extent of the lodging industry's recovery from the terrorist attacks of September 11, 2001, Severe Acute Respiratory Syndrome (SARS), the civil unrest in Iraq and elsewhere, supply and demand changes for hotel rooms and residential properties, competitive conditions in the lodging industry, relationships with clients and property owners, and the availability of capital to finance growth. Many of these risks and uncertainties can affect our actual results and could cause our actual results to differ materially from those expressed or implied in any forward-looking statement made by, or on behalf of, us. All of the forward-looking statements contained or incorporated by reference in this prospectus are qualified by these cautionary statements. Specific reference is made to "Risk Factors" in this prospectus and "Operating Risks" in our management's discussion and analysis for the year ended December 31, 2003 for a discussion of some of the factors that underlie or may affect forward-looking statements.

         We may, from time to time, make oral forward-looking statements. This note regarding forward-looking statements applies equally to those oral statements.

         We disclaim any intention or obligation to update or revise any oral or written forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

                                  FOUR SEASONS

         We are one of the world's leading managers of luxury hotels and resorts. We manage 62 luxury hotel and resort properties (containing approximately 16,000 guest rooms) and three Residence Clubs. These properties are operated primarily under the Four Seasons and Regent brand names in principal cities and resort destinations in 29 countries in North America, the Caribbean, Europe, Asia, Australia, the Middle East and South America. In addition, 25 properties to be operated under the Four Seasons brand name are under construction or development in a further nine countries around the world. Nine of these new properties are to include a Residence Club or other residential component. Our goal is to offer business and leisure travellers the finest accommodation in each destination in which we operate.

         We earn income primarily from management and, to a significantly lesser extent, ownership operations. Under our management agreements, we generally supervise all aspects of the day-to-day operations of each hotel and resort on behalf of its owner, including sales and marketing, advertising, reservations, accounting, purchasing, budgeting and the hiring, training and supervising of staff. In addition, we generally provide owners with strategic management services, assistance with the sourcing of financing and development of new hotels and resorts, advice with respect to the design and construction of new or renovated hotels and resorts, assistance with the refurbishment of hotels and resorts, support and advice with respect to management information technology systems and database applications, and a centralized purchasing system for goods. For providing these services, we generally receive a variety of fees, including a base fee, an incentive fee, a sales and marketing charge, an advertising charge, a reservation charge, and purchasing and pre-opening fees. The base fee is calculated as a percentage of the gross revenues of the property. In addition, we may receive incentive fees based on the property's operating performance.

         To further capitalize on the value of the Four Seasons brand, we license and manage luxury interval and fractional ownership projects known as Four Seasons Residence Clubs and other Four Seasons branded residential projects. We generally receive fees for the use of the Four Seasons brand in connection with the sale of the interests in these projects and for services provided in the oversight of the sales and marketing activities. In addition, we receive fees from the owners of the interests for services provided in the ongoing management of these projects.

         As part of our business strategy, we make investments in, or advances in respect of or to owners of, properties with a view to obtaining new management agreements or enhancing existing management agreements where the overall economic return to Four Seasons justifies the investment or loan. We generally seek to limit our total long-term capital exposure to no more than 20% of the total equity required for a property and typically can choose to have our ownership interest diluted if additional capital is required. We attempt to structure our ownership interests separately from our management interests to enable us to dispose of ownership interests as opportunities arise, without affecting our management interests.

         Our Limited Voting Shares are listed and posted for trading on the New York Stock Exchange under the stock symbol "FS" and on the Toronto Stock Exchange under the stock symbol "FSH".

         Our executive offices are located at 1165 Leslie Street, Toronto, Ontario, Canada M3C 2K8.

                                  RISK FACTORS

         Prior to making an investment decision, prospective purchasers of the debt securities should carefully consider all of the information contained and incorporated or deemed to be incorporated by reference into this prospectus and, in particular, the risk factors set forth below as well as the discussion on commitments and contingencies appearing in note 12 of our audited comparative consolidated financial statements incorporated by reference into this prospectus.

GEOPOLITICAL, ECONOMIC AND LODGING INDUSTRY CONDITIONS

         We focus exclusively on the luxury segment of the lodging industry, which is subject to operating risks inherent in the industry. These risks include, among other things:

o changes in general, local and industry-specific economic and financial conditions, such as the airline industry,

o        periodic overbuilding in the industry or a specific market,

o varying levels of demand for rooms and related services (including food and beverage and function space),

o        competition from other properties,

o        changes in travel patterns,

o the recurring need for renovation, refurbishment and improvement of hotel and resort properties,

o changes in wages, benefits, prices, construction and maintenance, insurance and operating costs that may result from inflation or otherwise;

o        government regulations,

o        changes in taxes and interest rates,

o        currency fluctuations,

o the availability and cost of financing for operating or capital requirements,

o        natural disasters,

o        extreme weather conditions,

o        labour disputes,

o        contagious illness outbreaks (such as Severe Acute Respiratory
         Syndrome), and

o war, civil unrest, terrorism, international conflict and political instability,

and their resulting effects on travel.

         We operate and own luxury hotels and resorts and Residence Clubs and other branded residential projects in many areas of the world, and our revenues are dependent upon the results of the individual properties. The conditions listed above can have, and have from time to time had, a significant adverse impact upon individual properties or particular regions. A period of economic recession or downturn in any of the world's primary outbound travel markets could materially and adversely affect, and have from time to time materially and adversely affected, our business, results of operations and financial condition, including fee revenue and ownership earnings. An economic downturn generally affects ownership results to a significantly greater degree than management results due to the high fixed costs associated with hotel ownership.

COMPETITION

         The luxury segment of the hotel and resort industry is subject to intense competition, both for guests and for the acquisition of new management agreements. Competition for guests arises primarily from other luxury hotel chains, individual luxury hotels and resorts and a limited number of luxury properties operated by larger hotel chains. That competition is primarily based on, among other things, brand name recognition, location, room rates and quality of service and accommodations. Demographic, geographic and other changes in specific market conditions could materially and adversely affect the convenience or desirability of the locales in which hotels and resorts that we manage are located.

         We compete for management opportunities with other hotel operators. We believe that our ability to obtain management agreements is based primarily on the value and quality of our management services, brand name recognition and the economic advantages to the hotel owner of retaining our management services and using our brand name. We also believe that an owner's assessment of the economic advantages of retaining our management services and using our brand name is, in part, a function of the success of the hotels and resorts currently under management by us. Competitive factors also include relationships with hotel owners and investors, marketing support, reservation system capacity and the ability to make investments that may be necessary to obtain management agreements. Our failure to compete successfully for expansion opportunities or to attract and maintain relationships with current hotel owners could materially and adversely affect our business, results of operations and financial condition.

DEPENDENCE ON MANAGEMENT AGREEMENTS

         Management agreements expire and are renegotiated in the ordinary course, and may in certain circumstances be subject to termination upon the occurrence of specified events. Failure to obtain new management agreements or maintain existing management agreements could materially and adversely affect our business, results of operations and financial condition. We manage hotels and resorts for various owners subject to the terms of each property's management agreements. Those agreements generally can be terminated by the non-defaulting party upon default in payment or unremedied failure to comply with the terms of the agreements unless, in most cases, such default or unremedied failure was caused by typical force majeure events. Most of the management agreements are subject to performance tests that, if not met, could allow the agreements to be terminated by the owner prior to the expiration of their respective terms. The failure to maintain the standards specified in the agreement or to meet the other terms and conditions of an agreement could result in the loss or cancellation of a management agreement. Some management agreements also can be terminated subject to a payment to us if the property is sold by the owner to a new owner who does not wish to retain the existing agreement.

         In the event of bankruptcy involving a property and foreclosure, a management agreement may be terminated in most jurisdictions, unless the lender has executed a non-disturbance agreement that is enforceable under applicable bankruptcy laws. We generally have non-disturbance agreements with the lenders to owners of hotels and resorts that we manage. Where no non-disturbance agreement is in place or where it is not enforceable under applicable bankruptcy laws, the risk of loss of a management agreement increases where debt that cannot be serviced adequately is incurred by the owner at the property level. In some jurisdictions, particularly in the United States, management agreements have been construed by courts to create an agency relationship that is terminable by the owner, notwithstanding any provision of the agreement that purports to make the agreement not terminable under such circumstances. In such circumstances, we would generally have an unsecured claim for breach of contract against the owner of the hotel or its trustee in bankruptcy.

         Management agreements for hotels and resorts we manage currently have remaining terms (including extension periods at our election) averaging approximately 52 years. Renewal of management agreements at the end of their term is the subject of negotiation between us and the relevant owners. There can be no assurance that any particular management agreement or agreements will be renewed or with respect to the terms and conditions of any renewal.

DEPENDENCE ON PROPERTY OWNERS

         As a result of our strategic decision to focus on management as opposed to ownership of hotel and resort properties, our growth opportunities are dependent in part on our ability to establish and maintain satisfactory relationships and enhance those relationships with existing and new property owners. Those growth opportunities are also dependent on access to capital by these investors. In 2003, no owner had interests in any combination of hotels, resorts and Residence Club properties managed by Four Seasons that represented in excess of 10% of our total consolidated revenues. A failure by us to maintain satisfactory relationships with any owner or owners of a significant number of properties could have a material adverse effect on our business, results of operations and financial condition.

RISK ASSOCIATED WITH EXPANSION, GROWTH AND NEW CONSTRUCTION

         An element of our business strategy is to increase the number of hotels and resorts under management. That expansion is dependent upon a number of factors, including the identification of appropriate management opportunities, competing successfully for the management agreements relating to those opportunities, availability of financing for new developments and timely completion of construction of new hotels and resorts (or the refurbishment of existing properties) that are, or are to be, managed by us.

         From time to time, the hotel industry has experienced periods during which financial institutions generally have been reluctant to provide financing for the construction of real estate properties, including hotels and resorts. However, there can be no assurance that we will be able to obtain financing for projects or that the terms on which such financing can be obtained will be acceptable to us. The inability to obtain financing for a project could cause cancellation of, or short-term interruption in, the progress or completion of properties under construction or development.

         Additionally, any construction project entails significant construction risks that could delay or result in a substantial increase in the cost of construction. The opening of newly constructed properties, in particular, is contingent upon, among other things, receipt of all required licences, permits and authorizations, including local land use permits, building and zoning permits, health and safety permits and liquor licences. Changes or concessions required by regulatory authorities could also involve significant additional costs and delays or prevent completion of construction or opening of a project. As a result of the global nature of our business, these regulatory matters arise in a number of jurisdictions, many of which have distinctive regulatory regimes.

INVESTMENTS IN AND ADVANCES TO MANAGED AND OWNED PROPERTIES

         We have made investments in, and/or advances in respect of or to owners of, several of the hotels and resorts that we manage, to enable us to acquire the management agreements for those properties or to enhance the terms of those agreements. Currently, we hold an ownership or leasehold interest in, or have made advances in respect of, 27 of the 62 hotels and resorts that we manage, including a 100% leasehold interest in each of Four Seasons Hotel Vancouver, The Pierre in New York and Four Seasons Hotel Berlin. We also have made, or expect to make in the near term, investments in, or advances in respect of or to owners of, 17 of the 25 properties under construction or development. In addition, we have an investment in three Four Seasons Residence Club properties, including an approximately 71% freehold interest in Four Seasons Residence Club Scottsdale at Troon North. The book value of total investments and advances as at December 31, 2003 was approximately $531 million.

         In addition to the risks associated with operation of a hotel, we are subject to risks generally related to owning and leasing real estate in connection with these properties. These risks include, among others, adverse changes in general or local economic conditions, local real estate market conditions, property and income taxes, interest rates, the availability, cost and terms of financing, the financial stability of the property owner, liability for long-term lease obligations, the availability and costs of insurance coverage, the potential for uninsured casualty and other losses, the impact of present or future legislation or regulation (including those relating to the environment), adverse changes in zoning laws and other regulations, civil unrest, terrorism, war and political instability. In addition, these investments in real estate are relatively illiquid and our ability to dispose of our ownership interests, particularly our leasehold interests, in response to changes in economic or other conditions may be limited. Further, advances to owners of properties are typically subordinated and, in any event, may be subject to loss in the event of insolvency of the owner to which an advance was made. Any of these factors could result in material operating losses by us or a particular hotel or resort and possibly the whole or partial loss of our equity investment in the property or the inability to collect advances outstanding. Holding an interest in a hotel also introduces risks associated with funding of capital expenditures and incurring our proportionate share of any operating losses. Where cash and working capital reserves provided by hotel operations are insufficient, debt service, major repairs, renovations, refurbishments, alterations or other capital expenditures generally must be funded by the owners of the hotels and resorts, including us in some cases.

DEBT RATING RISKS

         Our corporate rating is currently investment grade (BBB-) as rated by both Standard and Poor's and Dominion Bank Rating Services. Our senior unsecured debt is currently rated by three debt rating agencies (Standard and Poor's:
BBB-; Moody's: Bal; Dominion Bond Rating Services: BBB-(low)). As a result of current global economic and political events, it is possible that the rating agencies may downgrade the rating and/or outlook for many of the lodging companies, which would result in an increase in our borrowing costs. In addition, pricing of any amounts drawn under our bank credit facilities (which are undrawn but under which US$28.1 million of letters of credit were issued at December 31, 2003) includes a spread to LIBOR ranging between 0.3% and 1%, depending upon the ratings from all three agencies and certain financial ratios.

GOVERNMENT REGULATION

         We are subject to laws, ordinances and regulations relating to, among other things, taxes, environmental matters, the preparation and sale of food and beverages, accessibility for disabled persons and general building and zoning requirements in the various jurisdictions in which we manage hotels and resorts. Owners and managers of hotels and resorts also may be subject to laws governing the relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with these laws can affect the revenues and profits of hotels and resorts managed by us or could materially and adversely affect our business, results of operations and financial condition.

         Four Seasons, as the current or previous owner or operator of certain hotels, could be liable for investigation and clean-up of contamination and other corrective or remedial action under various laws, ordinances and regulations relating to environmental matters. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the condition requiring environmental response and whether the party is currently or formerly the owner or manager of the property. The presence of contamination from hazardous or toxic substances, or the failure to properly remediate a contaminated property, may affect the ability to use the property for its intended purpose, to sell or rent the property, or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the cost of removal or remediation of substances at the disposal or treatment facility. In connection with the operation and ownership of various properties, we could be held liable for the cost of remedial action with respect to environmental matters.

         Pursuant to the management agreements to which we are a party, the owner is responsible for the costs and expenses of the employees at each hotel and for all costs, expenses and liabilities incurred in connection with the operation of the hotel, including compliance with government regulations. However, as the manager, we may be contingently liable for certain liabilities in respect of which we do not maintain insurance, including certain workers' compensation claims, environmental liabilities and, in respect to hotels in the United States, claims arising under the Americans with Disabilities Act.

         We generally obtain indemnities from the owners of the hotels that we manage in respect of these liabilities. The value of those indemnities is dependent upon, among other things, the financial condition of the owners who have provided them.

STRUCTURAL SUBORDINATION

         We conduct a substantial portion of our operations through subsidiaries. We rely on dividends and payments on loans made from our subsidiaries to generate the funds required to meet our debt service obligations, including payments that may be required in respect of the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation to pay amounts that will be due on debt obligations of Four Seasons Hotels Inc. or to make any funds available for the payment of amounts that will be due on those debt obligations. Because we are a holding company, debt securities issued by us will be effectively subordinated to all existing and future liabilities, including trade payables and other indebtedness of, and preferred shares issued by, our subsidiaries, partnerships and other entities, unless otherwise specifically determined to be otherwise. Our rights, and the rights of our creditors, to participate in any distribution of assets of any of our subsidiaries, if a subsidiary were to be liquidated or reorganized, is subject to the prior claims of that subsidiary's creditors.

POLITICAL RISK

         We currently manage and/or have an equity interest in hotels and resorts in 29 countries and currently have development plans to open hotels and resorts in ten additional countries around the world. In certain of these countries, from time to time, the related assets and revenues may be exposed to political and other risks associated with foreign investment. In some jurisdictions, at certain times, there may be a risk that we may have difficulty enforcing our contractual rights relating to our assets including our non-disturbance agreements and any security relating to our loan receivables if due process of law is not respected.

INSURANCE

         All hotels and resorts managed by us are required to be insured against property damage, business interruption and liability at the expense of the owner of the property. Under these policies we are also typically insured against loss of fee income in the event of a temporary business interruption at any of the hotels and resorts that we manage. In addition, we obtain indemnities from the owners of the hotels and resorts that we manage in respect to damages caused by acts, omissions and liabilities of the employees of the property or of Four Seasons, other than damages resulting from certain actions of Four Seasons and certain senior management personnel. If we were held liable for amounts exceeding the limits of our insurance coverage or for claims outside the scope of that coverage or if the indemnities were insufficient for any reason, including as a result of the owner's or indemnitor's financial condition, our business, results of operations and financial condition could be materially and adversely affected.

         Events of September 11, 2001 severely affected an already tightening insurance market. Premiums have increased and underwriters are imposing increasingly restrictive terms and conditions. All lines of coverage generally have been affected; however, commercial properties generally continue to be the most difficult to insure. Exposures for terrorism, cyber perils and toxic mould are now common exclusions.

LEGAL PROCEEDINGS

         In the ordinary course of our business, we are named as a defendant in legal proceedings resulting from incidents taking place at properties we own or manage. We maintain comprehensive liability insurance and also require owners to maintain adequate insurance coverage. We believe such coverage to be of a nature and amount sufficient to ensure that we are adequately protected from suffering material financial loss as a result of such claims.

CURRENCY EXPOSURE

         We have entered into management agreements with respect to hotels throughout the world and record sales and liabilities in the local currencies for many of these hotels. We report our results in Canadian dollars. However, our relevant currency risk is in U.S. dollars, as more than half of our revenues and assets currently are U.S. dollar denominated. As a result, our results and financial positions are affected by foreign exchange rate fluctuations and, most significantly, changes in the value of the U.S. dollar through both translation risk (which is the risk that financial statements for a particular period or as of a certain date depend on the prevailing exchange rate of the various currencies against the U.S. dollar) and transaction risk (which is the risk that the currency of costs and liabilities fluctuates in relation to the currency of revenues and assets, which may materially and adversely affect our business, results of operations and financial condition). With respect to the translation risk, the fluctuations of currencies against the Canadian dollar can be substantial, and our reported results could fluctuate materially and have fluctuated materially as a result of foreign exchange fluctuations.

         We endeavour to match foreign currency revenues and costs, and assets and liabilities, to provide a natural hedge against translation and transaction risks, although there can be no assurance that these measures will be effective in the management of those risks. We also endeavour to manage our currency exposure through, among other things, the use of foreign exchange forward contracts. In addition, certain currencies are subject to exchange controls or are not freely tradable and as a result are relatively illiquid. We attempt to minimize our foreign currency risk by monitoring our cash position, keeping fee receivables current, monitoring the political and economic climate and considering whether to insure convertibility risk in each country in which we manage a property. In certain hotels, the foreign currency risks are further mitigated by pricing room rates in U.S. dollars. However, no assurances can be given as to whether our strategies relating to currency exposure will be successful or that foreign exchange fluctuations will not materially adversely affect our business, results of operations and financial condition.

SEASONALITY

         Our hotels and resorts are affected by normally recurring seasonal patterns and, for most of the properties, demand is lower in December through March than during the remainder of the year.

         Management operations are seasonal in nature, as fee revenues are affected by the seasonality of hotel and resort revenues and operating results. Urban hotels generally experience lower revenues and operating results in the first quarter, which has a negative impact on management revenues. However, this negative impact on management revenues generally is offset, to some degree, by increased travel to resorts in that quarter and may be offset to a greater extent as the portfolio of resort properties that we manage increases. In 2002, this normal seasonality was also affected by the delayed recovery in the global economy, and ongoing geopolitical concerns, which have continued to negatively affect business travel on a global basis. In addition, specific local events can cause, and from time to time have caused, unanticipated disruptions to the operations of certain of our properties.

         Our ownership operations are particularly affected by seasonal fluctuations, with lower revenue, operating profit and cash flow in the first quarter; ownership positions typically incur an operating loss in the first quarter of each year. Typically, the fourth quarter is the strongest quarter for the majority of the hotels, although this was not true in 2001, as a result of the terrorist attacks in the United States, nor in 2002, as a result of the difficult economic environment and continued geopolitical instability.

INTELLECTUAL PROPERTY

         In the highly competitive service industry in which we operate, we have a significant number of trade names, trademarks, service marks and logos, and significant time and effort are spent each year on surveillance, registration and protection of trade names, trademarks, service marks and logos. The loss or infringement of any of our trade names, trademarks, service marks and logos could have a material and adverse effect on our business, results of operations and financial condition.

RISKS ASSOCIATED WITH RESIDENCE CLUB BUSINESS

         We currently operate three Residence Clubs. We are expanding our presence in the luxury segment of the interval and fractional ownership industry, with a number of other projects under development. Our ability to successfully develop and sell interests in Residence Clubs that are built, and the various fees earned by us from each Residence Club project, could be materially and adversely affected by one or any combination of the factors described in this "Risk Factors" section. Additionally, the laws of many jurisdictions in which we may sell interests in our Residence Clubs grant purchasers the right to rescind the purchase contract at any time within a statutory rescission period. Although we believe that we are in compliance in all material respects with applicable laws and regulations to which Residence Club marketing, sales and operations currently are subject, changes in these requirements or a determination by a regulatory authority that we are not in compliance could materially and adversely affect our business, results of operations and financial condition. Additionally, if a purchaser of an ownership interest in a Residence Club defaults, we may not recover the marketing, selling and general administrative costs related to that sale.

DEPENDENCE ON KEY EMPLOYEES

         Our success depends in part on our senior executives, who have an average of 22 years of experience with us. In particular, our senior management is responsible for the development and/or maintenance of ongoing relationships with new and existing investors in the properties that are managed by us. The unanticipated departure of individuals responsible for those relationships could have a material and adverse effect on, among other things, relationships affecting properties that are, or that may be, managed by us.

ENFORCEABILITY OF JUDGEMENTS

         We are a Canadian corporation. Certain of our directors and officers are residents of Canada and a substantial portion of our assets and operations and all or a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States on us or our directors and officers or enforce judgments obtained in U.S. courts against us or our directors and officers based upon the civil liability provisions of U.S. federal or state securities laws.

         We have been advised by counsel that there is some doubt as to whether a judgment of a U.S. court based solely upon the civil liability provisions of U.S. federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon U.S. federal or state securities laws.

                                 USE OF PROCEEDS

         We currently intend to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include the making of investments in, or advances in respect of or to owners of, properties with a view to obtaining new management agreements or enhancing existing management agreements, and repayment of existing indebtedness. We may invest funds that we do not immediately require in short term marketable securities.

                                INTEREST COVERAGE

         This interest coverage information for the 12 months ended December 31, 2003 is prepared in accordance with Canadian disclosure requirements. The coverages have been calculated using financial information prepared in accordance with Canadian GAAP. These coverages do not reflect any offering of debt securities that may be issued pursuant to this prospectus and any prospectus supplement, since the aggregate principal amounts and the terms of such securities are not known at present.

         Our interest expense on long-term debt obligations amounted to Cdn$9.0 million for the 12 months ended December 31, 2003. Our earnings before interest expense on long-term debt obligations and income taxes for those 12 months were Cdn$21.1 million, which is 2.33 times our interest expense on long-term debt obligations for this period.

         In September 1999, we issued 30-year Liquid Yield Option(TM) Notes with an aggregate principal amount at maturity of US$655,519,000 and convertible into our Limited Voting Shares on the terms thereof. The principal amount of these notes will increase as interest is compounded at 4.5% per annum over the 30-year term of the notes. In accordance with Canadian GAAP, these notes are bifurcated on our financial statements into a debt component (representing the principal value of a zero coupon bond of US$655,519,000 maturing in 2029, yielding 9% per annum, compounded semi-annually) and an equity component (representing the value of the conversion feature of the notes).

         The coverage ratios set out above have been calculated excluding interest expense in respect of the component of these notes that is reflected as equity on our financial statements. If these notes had been accounted for entirely as debt on our financial statements, the entire amount of the annual carrying charges for these notes would be included in the calculation of our interest expense on long-term debt obligations, and our earnings before interest expense on long-term debt obligations and income taxes would have been Cdn$60.8 million (4.36 times) and our interest expense on long-term debt obligations would have been Cdn$14.0 million for the 12 months ended December 31, 2003.

                         DESCRIPTION OF DEBT SECURITIES

         In this section describing debt securities, "we", "us", "our" or "Four Seasons" refer only to Four Seasons Hotels Inc. and not any of its subsidiaries or its interests in partnerships and other entities.

         In this section, we describe certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a particular series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Accordingly, for a description of the terms of a particular series of debt securities you should refer to both the applicable prospectus supplement relating to that series and the following description of the debt securities.

         The debt securities will be issued under an indenture between us and The Bank of Nova Scotia Trust Company of New York, as trustee. The indenture is subject to, and governed by, the United States Trust Indenture Act of 1939, as amended. A copy of the form of indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and with the prospectus filed with the Ontario Securities Commission.

         The following summary highlights certain provisions of the indenture and is not intended to be complete. For a more complete description, including the definition of capitalized terms used but not defined in this summary, you should refer to the indenture. Whenever we refer to particular provisions or defined terms of the indenture, the reference is qualified by the indenture. It is the indenture, and not this summary, that will govern the rights of holders of the debt securities.

GENERAL

         We may issue debt securities in an aggregate principal amount of up to US$250,000,000 (or its equivalent in other currencies or currency units) or, if any debt

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

securities are issued at an original issue discount, greater principal amounts that result in an aggregate issue price of not more than US$250,000,000 (or the equivalent in other currencies or currency units) during the period that this prospectus, including any amendments, remains valid. However, the indenture does not limit the aggregate principal amount of debt securities (which may include debt securities convertible into our Limited Voting Shares, debentures, notes and other evidences of indebtedness) that we may issue under the indenture and does not limit the amount of other indebtedness we may incur. We may issue debt securities and incur additional indebtedness under other indentures and other than through an offering of debt securities under this prospectus.

         Unless otherwise indicated in the applicable prospectus supplement, debt securities:

o        may be issued from time to time in one or more series,

o may be denominated and payable in U.S. dollars or any other currency, and

o        will be unsecured obligations.

         Additionally, we may issue debt securities with terms different than those debt securities previously issued and, unless otherwise indicated in the applicable prospectus supplement, without the consent of the holders of those previously issued debt securities, we may increase the principal amount of any series of the debt securities previously issued and issue that increased principal amount.

         The applicable prospectus supplement will describe the specific terms of the debt securities being offered. Those terms may include, but are not limited to, any of the following:

o the designation and the aggregate principal amount of the debt securities;

o any limit on the aggregate principal amount of the debt securities of that series;

o the date or dates, or method for the determination of the date or dates, on which the principal of, and any premium on, the debt securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

o the rate or rates (whether fixed or variable), or the method for the determination of the rate or rates, at which the debt securities will bear any interest and the date or dates from which that interest will accrue and on which it will be payable and the record date or dates for the payment of interest on the debt securities in registered form, or the method for the determination of the date or dates;

o the place or places where the principal of, and any premium and interest on, the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

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

o the period or periods, if any, the price or prices in the currency or currency unit in which and the terms and conditions on which we may or must redeem or purchase any debt securities;

o the terms and conditions on which the debt securities may be redeemed, converted or exchanged;

o whether the series of debt securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for the global securities;

o        the terms and conditions of any sinking fund or similar provisions;

o whether the debt securities are to be registered securities, bearer securities (with or without coupons) or both;

o if other than denominations of US$1,000 and any integral multiple thereof, the denomination or denominations in which any definitive securities of the series shall be issuable and, if other than the denomination of US$1,000, the denomination or denominations in which any bearer debt securities of the series shall be issuable;

o if other than U.S. dollars, the currency or currency unit in which the debt securities are denominated or in which currency payment of the principal of, and premium, if any, or interest, if any, on such debt securities will be payable;

o any index, formula or other method used to determine the amount of payments of principal of, and any premium or interest on, the debt securities;

o whether and under what circumstances we will be required to pay any additional amounts (which are described below under "Additional Amounts") for withholding or deduction for Canadian taxes with respect to the debt securities, and whether we will have the option to redeem the debt securities if we become obligated to pay additional amounts; and

o any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the debt securities, including covenants and events of default, that apply only to a particular series of debt securities being offered that do not apply generally to other debt securities or to a particular series of debt securities.

         Unless otherwise indicated in a prospectus supplement:

o holders of the debt securities may not tender those debt securities to us for repurchase; and

o there will be no increase in the interest rate on debt securities if we become involved in a highly leveraged transaction or there is a change in control of Four Seasons.

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

         In addition, we may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and we may offer and sell those debt securities at a discount below their stated principal amount. We also may sell any debt securities for currency or a currency unit other than United States dollars, and payments on the debt securities may be payable in a currency or currency unit other than United States dollars. We will describe the principal Canadian and United States federal income tax consequences to prospective purchasers of debt securities in the applicable prospectus supplement.

         Not all debt securities of a series need to be issued at the same time and, unless otherwise provided, we may reopen a series for issuances of additional debt securities of that series.

RANKING AND OTHER INDEBTEDNESS

         Unless otherwise indicated in a prospectus supplement, debt securities will be direct, unconditional, unsecured obligations of Four Seasons and will rank equally and ratably with each other and all of our other unsecured and unsubordinated indebtedness.

         We conduct a substantial portion of our operations through subsidiaries. We rely on dividends and payments on loans made from our subsidiaries to generate the funds required to meet our debt service obligations, including payments that may be required in respect of the debt securities. The debt securities will be exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on the debt securities or to make any funds available for the payment of amounts that will be due on the debt securities. Our subsidiaries will not guarantee any payments on the debt securities. Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables and other indebtedness, of and preferred shares issued by our subsidiaries, partnerships and other entities, unless otherwise specifically indicated in any applicable prospectus supplement. Our rights, and the rights of our creditors, including the rights of the holders of the debt securities to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, is subject to the prior claims of the subsidiary's creditors.

FORM, DENOMINATION, EXCHANGE AND TRANSFER

         Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities only in fully registered form without coupons and in denominations of US$1,000 and multiples of US$1,000. Debt securities may be presented for exchange, and registered debt securities may be presented for registration of transfer, as provided in the indenture and in the applicable prospectus supplement, without service charges. We may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with an exchange or a transfer. Initially, we have appointed the trustee under the indenture as security registrar for the debt securities. Any debt securities that are not in registered form and the coupons applicable to those debt securities will be transferable by delivery.

PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, we will make payments on registered debt securities (other than debt securities in global form, as described

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

below) at the office or agency of the trustee, Corporate Trust Office, One Liberty Plaza, New York, New York, 10006, except that we may choose to pay interest by:

o check mailed to the address of the person entitled to that payment as specified in the security register; or

o wire transfer, in certain circumstances, to an account maintained by that person.

Unless otherwise indicated in the applicable prospectus supplement, we will pay any interest due on registered debt securities to the persons in whose names those debt securities are registered on the day or days specified by us.

DEBT SECURITIES IN GLOBAL FORM

         Unless otherwise indicated in a prospectus supplement, a series of the debt securities will be issued in global form as one or more "global securities" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until it is exchanged, in whole or in part, for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

         The specific terms of the depositary arrangement with respect to any series or portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series. We currently anticipate that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a global security, the depositary or its nominee will credit on its book entry and registration system the principal amounts of debt securities represented by the global security to the accounts of the persons, designated as "participants", having accounts with the depositary or its nominee. Those accounts will be designated by the underwriters, dealers or agents participating in the distribution of debt securities, or by us if those debt securities are offered or sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to beneficial interests of persons other than participants).

         So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee may be considered the sole owner or holder of debt securities represented by the global security for all purposes under the indenture except as required by law. Except as provided below (or as required by law), owners of beneficial interests in a global security:

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

o will not be entitled to have a series of debt securities represented by the global security registered in their names;

o will not receive or be entitled to receive physical delivery of that series of debt securities in definitive form; and

o will not be considered the owners or holders of those debt securities under the indenture.

         The laws of some states in the United States require that certain purchasers of debt securities take physical delivery of debt securities in definitive form. These depositary arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

         Any payments of the principal of, and any premium and interest on, a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing those debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, and any premium, or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as now is the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of those participants.

         If a depositary for a global security representing a particular series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue to the beneficial owners of that series of debt securities certificates in definitive form representing that series in exchange for the global security representing that series of debt securities. In addition, we may at any time and in our sole discretion determine not to have a series of debt securities represented by a global security. If we make that determination, we will issue to the beneficial owners of that series of debt securities certificates in definitive form representing that series in exchange for the global security representing that series of debt securities.

         Unless otherwise stated in the applicable prospectus supplement, The Depository Trust Company will act as depositary for any debt securities represented by a global certificate.

COVENANT REGARDING CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

         The indenture includes a covenant of Four Seasons to the effect that we may not consolidate or amalgamate with, or merge into or enter into any statutory arrangement with, any other person, or, directly or indirectly, convey, transfer or lease our consolidated properties and assets as an entirety or substantially as an entirety to any person, unless:

         (1)      (a)      Four Seasons will be the surviving company in any
                           merger, amalgamation or consolidation; or

                  (b)      (i)      the entity formed by or continuing from
                                    that consolidation or statutory amalgamation or into which Four Seasons is merged or with which Four Seasons enters into such arrangement, or the person that acquires or leases our consolidated properties and assets as an entirety or substantially as an entirety, is an entity organized and validly existing under the laws of the United
                                    States, any state thereof or the District of Columbia, the laws of Canada or any province or territory thereof;

                           (ii) the successor entity assumes, expressly by a supplemental indenture in form reasonably satisfactory to the trustee, all of our obligations under the debt securities and under the indenture; and

                           (iii)    the successor entity submits to the
                                    jurisdiction of the United States courts;
                                    and

         (2) immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

         This covenant would not apply to direct or indirect conveyance, transfer or lease of all or any portion of the shares, assets or liabilities of any of our wholly-owned subsidiaries to us or to any one or more of our other wholly-owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Four Seasons or a highly leveraged transaction unless that transaction or change of control was structured to include a merger, amalgamation or consolidation by us or the conveyance, transfer or lease of our properties and assets substantially as an entirety.

ADDITIONAL AMOUNTS

         Unless otherwise specified in a prospectus supplement, all payments made by us under or with respect to debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other related liabilities) imposed or levied by or on behalf of the Government of Canada or any province or territory of Canada or by any authority or agency in or of those jurisdictions having power to tax (herein, "Canadian taxes"), unless we are required to withhold or deduct those Canadian taxes by law or by the interpretation or administration of the law. If we are so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to any debt securities, we will pay to each holder of those debt securities as additional interest such additional amounts as may be necessary so that the net amount received by each holder of those debt securities after that withholding or deduction (and after deducting any Canadian taxes on those additional amounts) will not be less than the amount that holder would have received if those Canadian taxes had not been withheld or deducted. However, no additional amounts will be payable with respect to a payment made to a holder of debt securities in respect of a beneficial owner:

o with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

o that is subject to such Canadian taxes by reason of the holder of the debt securities being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory of Canada otherwise than by the mere holding of debt securities or the receipt of payments thereunder;

o that is subject to such Canadian taxes by reason of the holder's failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (and provided that we have given written notice to the trustee and holders of any change in such requirements); or

o that by reason of the legal nature of the holder of debt securities is disentitled to the benefit of an applicable treaty.

         We also will withhold or deduct, and remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

         We will furnish to the holders of debt securities, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

         We will indemnify and hold harmless each holder of debt securities (other than a holder in respect of which no additional amounts are payable as described above) and upon the holder's written request reimburse the holder for the amount, excluding any payment of additional amounts previously made by us, of:

o any Canadian taxes levied or imposed and paid by that holder as a result of payments made under or with respect to the debt securities;

o any liability (including penalties, interest and expenses) arising from or with respect to those Canadian taxes; and

o any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any Canadian taxes on such holder's net income.

         Whenever in the indenture there is mentioned, in any context, the payment of principal and interest and premium, if any, or other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

TAX REDEMPTION

         Unless otherwise specified in a prospectus supplement, we may redeem a series of our debt securities, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

o there is any change or amendment (including any announced prospective change or amendment) to the laws (or any regulations or rulings thereunder) of Canada or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the interpretation or application of such laws, regulations or rulings by any applicable legislative body, court, governmental agency or regulatory authority of Canada, or of any political subdivision or taxing authority thereof or therein, which change or amendment is announced or becomes effective on or after the date of issuance with respect to the debt securities of that series, and in the written opinion to us of legal counsel of recognized standing, as a result of such change or amendment we have or will become (assuming, in the case of any announced prospective change or amendment, that such announced change or amendment will become effective as of the date specified in such announcement in the form announced) obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of the series as described under "Additional Amounts", and

o we (or our successor), in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us.

         We cannot give notice of tax redemption earlier than 90 days prior to the earliest date on which we would, but for such redemption, be obligated to pay such additional amounts or later than 365 days after we first become liable to pay any additional amounts as a result of any changes or amendments described above and at the time notice is given, our obligation to pay such additional amounts must still be in effect.

         If we elect to redeem a series of debt securities pursuant to these provisions, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the series of debt securities pursuant to their terms.

         Notice of our intention to redeem the series of debt securities will be given not more than 60 nor less than 30 days before the date fixed for redemption and will specify the date fixed for redemption.

PROVISION OF FINANCIAL INFORMATION

         We will furnish to the trustee, within 30 days after we file them with or furnish them to the SEC, copies (which may be electronic copies) of our annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with or furnish to the SEC pursuant to sections 13 or 15(d) of the Exchange Act.

         In the event that we may not remain subject to the reporting requirements of section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to furnish to the trustee:

o within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F, Form 40-F or Form 10-K, as applicable (or any successor form) ; and

o within 65 days after the end of each of the first three fiscal quarters of each fiscal year, the information contained on Form 6-K or Form 10-Q (or any successor form) which, regardless of applicable requirements, shall at a minimum contain the information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not we have any of our securities listed on such exchange.

Each of the reports required to be furnished to the trustee will be prepared in accordance with Canadian or U.S. disclosure requirements, as required by the appropriate form or report, and U.S. GAAP and /or Canadian GAAP provided, however, we will not be obligated to file the reports with the SEC if the SEC does not permit those filings.

EVENTS OF DEFAULT

         Unless otherwise provided in a prospectus supplement, the following events will constitute an event of default with respect to debt securities of any series:

(a) default in the payment of the principal of, or any premium on, the series of debt securities when it becomes due and payable;

(b) default in the payment of any interest on the series of debt securities, when it becomes due and payable, and continuance of that default for a period of 30 days;

(c) default in the deposit of any sinking fund payment when it becomes due;

(d) certain events of bankruptcy, insolvency, assignment for the benefit of creditors or analogous process relating to us or any of our "significant subsidiaries" (as defined below);

(e) the acceleration of the maturity of any indebtedness of Four Seasons (other than "non-recourse indebtedness" (as defined below)), at any one time, in an amount in excess of the greater of (i) US$25.0 million and (ii) 5% of "consolidated net tangible assets" (as defined below), unless such acceleration is rescinded or annulled within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in the aggregate principal amount of outstanding debt securities;

(f) if we neglect to carry out or observe any covenant or condition contained in the indenture or the debt securities that is to be observed or performed by us (other than those referred to in clauses (a), (b) and (c) above) upon receipt of notice in writing to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of outstanding debt securities of a series affected, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice; or

(g) any other events of default provided with respect to debt securities of that series.

         As used in this prospectus:

o "non-recourse indebtedness" means indebtedness the terms of which provide that the lender's claim for repayment of that indebtedness is limited solely to a claim against the property that secures that indebtedness;

o "consolidated net tangible assets" means the total amount of assets (including investments in "joint ventures" (as defined below)) of Four Seasons and our subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting (i) all current liabilities of Four Seasons and our subsidiaries (excluding the current portion of long-term indebtedness, intercompany liabilities and any liabilities that are, by their terms, renewable or extendible at the option of the obligor to a time more than 12 months from the time at which the amount of those liabilities is being computed), and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and other like intangibles, all as set forth on the most recent consolidated balance sheet of Four Seasons and computed in accordance with the generally accepted accounting principles used by us in the preparation of our most recent annual financial statements that include that consolidated balance sheet;

o "joint venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interest is owned, directly or indirectly, by us and/or one or more of our "subsidiaries" (as defined below);

o "subsidiary" means any corporation of which at least a majority of the outstanding stock having by its terms ordinary voting power to elect a majority of the directors of the corporation is, at the time, directly or indirectly, owned by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries; and

o "significant subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X.

         Unless otherwise provided in a prospectus supplement, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities unless those holders have provided the trustee reasonable indemnity. If an event of default described in clauses
(a), (b) or (c) above occurs and is continuing with respect to debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may require the principal amount and accrued and unpaid interest of all the outstanding debt securities of that series be paid immediately. If an event of default described in clauses (d) or (e) above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (together as one class) may require the principal amount and accrued and unpaid interest of all the outstanding debt securities to be paid immediately. If any event of default described in clauses (f) or (g) above occurs and is continuing with respect to debt securities of one or more series, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of all series affected by the event of default (together as one class) may require the principal amount and accrued and unpaid interest of all the outstanding debt securities of such affected series to be paid immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the trustee, may, under certain circumstances, rescind and annul that acceleration.

         Subject to certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of all series affected by such event of default.

         No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

o that holder has previously given to the trustee written notice of a continuing event of default with respect to the series affected by such event of default;

o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of those series (voting as one class) affected by such event of default have made a written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

o the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of those series affected by such event of default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, these limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of, or any premium or interest on, the debt security on or after the applicable due date specified in that debt security.

         The indenture requires that we annually furnish to the trustee a statement by certain of our officers as to whether we are, to the best of their knowledge, in compliance with all conditions and covenants of the indenture and, if not, specifying all such known defaults. We will also be required under the indenture to notify the trustee as soon as practicable upon becoming aware of any event of default.

DEFEASANCE

         Unless otherwise specified in a prospectus supplement, if we deposit with the trustee, in trust, sufficient cash or government securities to pay the principal of, and any interest and premium on, a series of debt securities and any other sums that may be due on their stated maturity or redemption date, at our option:

o we will be discharged from our obligations with respect to the debt securities of that series; or

o we no longer will be under any obligation to comply with certain of the covenants under the indenture.

In either of these circumstances, the holders of debt securities of the affected series will not be entitled to the benefit of the indenture except for registrations of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to the deposited funds or government security for payment.

         If we wish to exercise either defeasance option, we must deliver to the trustee:

o an opinion of United States counsel to the effect that the deposit and related discharge of our obligations would not cause the holders of debt securities to recognize income, gain or loss for United States federal income tax purposes and the holder of the debt securities will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case had no defeasance occurred;

o an opinion of Canadian counsel, or a ruling from Canada Customs and Revenue Agency (or its successor), that there would be no such recognition of income, gain or loss for Canadian federal or provincial tax purposes and the holder of the debt securities will be subject to Canadian federal and provincial tax (including withholding tax) on the same amount, in the same manner and at the same time as would have been the case had no defeasance occurred; and

o an opinion of United States counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

         In addition, we can exercise this right only if, among other things, no event of default has occurred and is continuing and we are not an "insolvent person" under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow us to be discharged from all of our obligations under the debt securities, we must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in the applicable United States income tax law so that the deposit and defeasance would not cause holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes and the holder of debt securities will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case had no defeasance occurred.

         If we have provided the requisite funds or government securities to the trustee and have exercised our right only to be discharged from certain of our covenants, we subsequently may exercise our right to be discharged from all of our obligations in respect of the relevant series of debt securities.

MODIFICATION AND WAIVER

         We may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture affected by that modification or amendment; provided that no modification or amendment may, without the consent or affirmative vote of each holder of outstanding debt securities of an affected series:

o change the stated maturity of the principal of, or any instalment of interest, if any, on or with respect to any debt security;

o reduce the principal amount of, or any premium or interest on, any debt security;

o        change the place or currency of payment on any debt security;

o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

o reduce the percentage of the principal amount of outstanding debt securities, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults; or

o        modify any of the above provisions.

         The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all affected series, as the case may be) may on behalf of the holders of all debt securities of the series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of outstanding debt securities of any series (or of all affected series, as the case may be, voting as a class) may waive any past default under the indenture with respect to such series, except a default in the payment of the principal of, or premium, if any, and interest, if any, on any debt security of such series or in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

         The indenture or the debt securities may be amended or supplemented, without the consent of any holder of such debt securities, in order to, among other things, cure any ambiguity or inconsistency that, in each case, does not materially adversely affect the rights of any holder of such debt securities.

RESIGNATION OF TRUSTEE

         The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action to be taken by the "trustee" may then be taken by each of those trustees with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

GOVERNING LAW

         Our debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

CONSENT TO JURISDICTION AND SERVICE

         Under the indenture, we have irrevocably appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as our authorized agent for service of process in any suit or proceeding arising out of or relating to the debt securities or the indenture and for actions brought under U.S. federal or state securities laws in any U.S. federal or state court located in the Borough of Manhattan in The City of New York, New York, and we have irrevocably submitted to the non-exclusive jurisdiction of those courts.

                          DESCRIPTION OF SHARE CAPITAL

         Our authorized share capital consists of an unlimited number of First Preference Shares, issuable in series, an unlimited number of Second Preference Shares, issuable in series, 3,832,172 Variable Multiple Voting Shares and an unlimited number of Limited Voting Shares. At March 31, 2004, 3,832,172 Variable Multiple Voting Shares, 31,611,338 Limited Voting Shares and options to purchase 5,601,379 Limited Voting Shares were outstanding.

         The following is a summary of the material attributes of the Variable Multiple Voting Shares and Limited Voting Shares.

DIVIDENDS

         The dividends declared and paid on our Variable Multiple Voting Shares will be in amounts per share equal to 50% of the dividends declared and paid on our Limited Voting Shares, regardless of whether the number of votes attaching to the Variable Multiple Voting Shares is further increased.

RIGHTS ON DISSOLUTION

         In the event of the liquidation, dissolution or winding up of the Company, the holders of Limited Voting Shares and Variable Multiple Voting Shares will be entitled, share for share, to receive, on a pro rata basis, all of the assets of the Company remaining after payment of all of the Company's liabilities, subject to the preferential rights of any shares ranking prior to the Limited Voting Shares and Variable Multiple Voting Shares.

VOTING RIGHTS

         The holders of Limited Voting Shares and Variable Multiple Voting Shares will be entitled to receive notice of any meeting of shareholders of the Company and to attend and vote thereat, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. Each Limited Voting Share will entitle the holder to one vote. Each Variable Multiple Voting Share currently entitles the holder to that number of votes that results in the aggregate votes attaching to the Variable Multiple Voting Shares representing approximately 65% of the votes attaching to the Variable Multiple Voting Shares and the Limited Voting Shares, in the aggregate. The number of votes attaching to the Variable Multiple Voting Shares adjusts concurrently with the issue of additional Limited Voting Shares in order to maintain this voting control. Holders of Limited Voting Shares are entitled, voting separately as a class, to elect two members of the board of directors of the Company annually.

         Under the provisions attaching to the Variable Multiple Voting Shares, beginning with the annual meeting held in 2000 and every three years thereafter, the continued application of this adjusting mechanism is subject to ratification by the holders of the Limited Voting Shares. If the maintenance of the adjustment mechanism is not confirmed by a simple majority of the votes cast by the holders of Limited Voting Shares (other than "prescribed holders" of Limited Voting Shares), any issue of Limited Voting Shares after that time (other than the issue of Limited Voting Shares pursuant to a right, option or similar obligation granted prior to that time) will not result in a further adjustment in the number of votes attaching to the Variable Multiple Voting Shares. Additionally, the continued application of the adjustment mechanism will be subject to ratification after any transfer of Variable Multiple Voting Shares that results in a person other than a member of the Sharp Family (as defined in the articles of the Company) holding Variable Multiple Voting Shares or after Isadore Sharp ceases to be the Chief Executive Officer of the Company. For these purposes, the "prescribed holders" of Limited Voting Shares shall be: (a) any person or company that beneficially owns, directly or indirectly, Variable Multiple Voting Shares; (b) any person or company that beneficially owns, directly or indirectly, securities carrying more than 20% of the votes attaching to all outstanding voting securities of the Company; (c) any associate, insider or affiliate (as defined in the Securities Act (Ontario)) of any person or company referred to in (b); (d) any affiliate (as defined in the Securities Act

(Ontario)) of the Company; (e) any person or company that, alone or in concert with others, effectively controls the Company; and (f) if all of (b), (d) and
(e) are inapplicable, all directors and officers of the Company and their associates (as defined in the Securities Act (Ontario)). To the knowledge of the Company, the prescribed holders are Triples Holdings Limited, Isadore Sharp and Rosalie Sharp.

TAKE-OVER BID PROTECTION

         Variable Multiple Voting Shares will be converted automatically into Limited Voting Shares upon any transfer thereof, except (i) a transfer within the immediate family of Isadore Sharp (so long as the family beneficially owns a majority of the outstanding Variable Multiple Voting Shares) or (ii) a transfer of a majority of the outstanding Variable Multiple Voting Shares to a purchaser who has offered to purchase all outstanding Variable Multiple Voting Shares and will, as a result, have acquired a majority of the outstanding Variable Multiple Voting Shares and who offers to purchase all outstanding Limited Voting Shares for a per share consideration equal to that offered for the Variable Multiple Voting Shares.

         Triples Holdings Limited, which owns all of the outstanding Variable Multiple Voting Shares, has entered into an agreement with Montreal Trust Company of Canada, as trustee for the benefit of the holders of the Limited Voting Shares, that has the effect of preventing transactions that otherwise would deprive the holders of Limited Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Variable Multiple Voting Shares had been Limited Voting Shares.

CONVERSION

         Variable Multiple Voting Shares are convertible into Limited Voting Shares on a one-for-one basis at any time at the option of the holder.

MODIFICATIONS, SUBDIVISIONS AND CONSOLIDATION

         Modifications to the provisions attaching to the Variable Multiple Voting Shares as a class, or to the Limited Voting Shares as a class, will require the separate affirmative vote of two-thirds of the votes cast at a meeting of the holders of the shares of the respective class. No subdivision or consolidation of the Variable Multiple Voting Shares or of the Limited Voting Shares may take place unless the Limited Voting Shares or the Variable Multiple Voting Shares, as the case may be, are concurrently subdivided or consolidated in the same proportion. If we propose to grant rights to holders of shares of any class, as a class, to acquire additional voting or participating securities (or securities convertible into voting or participating securities), the holders of the Limited Voting Shares and the Variable Multiple Voting Shares shall for the purposes of that distribution be deemed to be holders of shares of the same class.

TRANSFER AGENT AND REGISTRAR

         Our registrar and transfer agent for our Limited Voting Shares in Canada is Computershare Trust Company of Canada, Toronto, Ontario, Canada.

                          ENFORCEABILITY OF JUDGMENTS

         A substantial portion of our assets and operations are located, and a substantial portion of our revenues are derived, outside the United States. In addition, certain of our directors and officers and certain of the experts named in this prospectus are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors, officers and experts are or may be located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

         We have been informed by our Canadian counsel, Goodmans LLP, that a court of competent jurisdiction in the Province of Ontario would give a judgment in Canadian dollars based upon a final and conclusive in personam judgment for a sum certain obtained in any federal or state court located in the Borough of Manhattan in the City of New York against us without reconsideration of the merits with respect to a claim pursuant to the indenture if:

o the Ontario court rendering that judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by us in the indenture to the non-exclusive jurisdiction of the New York court and the appointment by us of an agent for service of process, will be sufficient for that purpose);

o that judgment was not obtained by fraud or in any manner contrary to the principles of natural justice, was not for a claim in respect of any laws of the United States or the State of New York or any other jurisdiction other than the Province of Ontario that an Ontario court would characterize under the laws of the Province of Ontario as revenue, expropriatory, penal or similar laws, was not contrary to public policy, as that term is interpreted under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in those orders and was subsisting and unsatisfied and not impeachable as void or voidable under New York law; and

o        there has been compliance with the applicable limitations legislation,

provided that:

o the Ontario court has discretion to stay or decline to hear an action on the judgment if the judgment is under appeal, or there is another subsisting judgment in Ontario, New York or any other jurisdiction relating to the same cause of action as the judgment; and

o an action in Ontario on the judgment may be effected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

        We also have been advised by our Canadian counsel that there is some doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or the experts named in this prospectus, who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal securities laws.

         We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed The Corporation Trust Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of debt securities under this prospectus.

                        CERTAIN INCOME TAX CONSIDERATIONS

         The applicable prospectus supplement will describe certain Canadian federal income tax consequences to investors described therein of purchasing, owning and disposing of the debt securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

         The applicable prospectus supplement will also describe certain United States federal income tax consequences of the purchase, ownership and disposition of any debt securities offered thereunder by an investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

                              PLAN OF DISTRIBUTION

         We may sell the debt securities to or through underwriters or dealers, and we may also sell the debt securities to one or more other purchasers directly or through agents.

         The prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the debt securities, the proceeds to us from the sale of the debt securities, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

         Debt securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         If indicated in the prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities directly from us pursuant to contracts providing for payment and delivery on a future date. Such contracts will be subject only to the conditions set forth in the prospectus supplement, which will also set forth the commission payable for solicitation of such contracts.

         Underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled under agreements to be entered into with the Company to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         The debt securities will be qualified for sale by this prospectus under the securities laws of the Province of Ontario but only if the prospectus supplement for particular debt securities expressly so states. The debt securities will not be qualified for sale by this prospectus under the securities laws of any other province or territory of Canada. The debt securities may only be offered or sold, directly or indirectly, in Canada or to residents of Canada (i) under an exemption from the prospectus requirements of the province or territory where the sale is made (or, in the case of the Province of Ontario, pursuant to this prospectus if the prospectus supplement so provides); and (ii) by a securities dealer registered under the laws of the province or territory where the sale is made, or in circumstances where an exemption from the registered dealer requirements of that province or territory is available. Each underwriter and each dealer participating in the distribution of debt securities will agree to comply with these restrictions.

         Each series of debt securities will be a new issue of securities and will have no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will not be listed on any securities exchange. Certain broker-dealers may make a market in debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in debt securities of any series or as to the liquidity of any trading market for debt securities of any series.

                                  LEGAL MATTERS

         Certain legal matters relating to the debt securities will be passed upon for us by Goodmans LLP, Toronto, Ontario, with respect to matters of Canadian law, and by Wachtell, Lipton, Rosen & Katz, New York, New York, with respect to matters of United States law. The underwriters will be represented by Shearman & Sterling LLP, Toronto, Ontario and New York, New York, with respect to matters of United States law, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, with respect to matters of Canadian law. As at the date of this prospectus, the partners and associates of each of Goodmans LLP and Wachtell, Lipton, Rosen & Katz, as a group, beneficially owned, directly or indirectly (other than through "blind trusts" that may invest in securities for the benefit of those individuals without disclosure to, or control or direction by, those individuals), as a group less than 1% of the outstanding securities of any class of Four Seasons.

                                    EXPERTS

         Our consolidated financial statements and the notes thereto for the years ended December 31, 2003 and 2002, incorporated by reference in this prospectus have been audited by KPMG LLP, independent auditors, as set forth in their report thereon incorporated by reference in this prospectus and are included in reliance on such report, given on the authority of such firm as experts in accounting and auditing.

              DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

         The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part:

o the documents listed as being incorporated by reference in this prospectus under the heading "Where You Can Find More Information";

o        consents of accountants and counsel;

o        powers of attorney;

o        appointment of agent for service of process and undertaking on Form
         F-X;

o        form of a trust indenture relating to the debt securities; and

o        statement of eligibility of the trustee on Form T-1.

                            [LETTERHEAD OF KPMG LLP]



              COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S.
                              REPORTING DIFFERENCE

         In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the change described in Note 1(k) - Stock-based compensation - to the Corporation's consolidated financial statements as at December 31, 2003 and 2002, and for each of the years in the two-year period ended December 31, 2003 which are incorporated by reference herein. Our report to the shareholders dated February 25, 2004, which is incorporated by reference herein, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

                                                  /s/ KPMG LLP
                                                  Chartered Accountants
Toronto, Canada
February 25, 2004

                                     PART II
                         INFORMATION NOT REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF CERTAIN PARTIES

         Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of the Registrant or such other corporation if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

         Such indemnification may be made in connection with an action by or on behalf of the Registrant or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits in his or her defense and fulfilled the conditions set forth above.

         In accordance with provisions of the Business Corporations Act (Ontario) described above, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such other corporation, if he or she acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

         The Registrant maintains directors' and officers' liability insurance that provides coverage for losses as a result of claims against directors and officers of the Registrant in their capacities as directors or officers of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    EXHIBITS

--------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION
--------------------------------------------------------------------------------
4.1                   Annual Information Form of the Registrant dated March 1,
                      2003 for the year ended December 31, 2002 (incorporated by reference to the Registrant's Annual Report on Form 40-F
                      for the fiscal year ended December 31, 2002, filed with
                      the Commission on April 24, 2003 (Commission File Number
                      001-14572)).
--------------------------------------------------------------------------------
4.2                   Audited, comparative consolidated financial statements and the notes thereto (including reconciliation to United
                      States Generally Accepted Accounting Principles) for the
                      financial years ended December 31, 2003 and 2002, together with the auditors' report (incorporated by reference to
                      the Registrant's Form 6-K, furnished to the Commission on
                      March 16, 2004 (Commission File Number 001-14572)).
--------------------------------------------------------------------------------
4.3                   Management's discussion and analysis for the year ended
                      December 31, 2003 (incorporated by reference to the
                      Registrant's Form 6-K, furnished to the Commission on
                      March 16, 2004 (Commission File Number 001-14572)).
--------------------------------------------------------------------------------
4.4                   Management Information Circular of the Registrant dated
                      April 15, 2003, relating to the Registrant's annual
                      meeting of shareholders held on May 21, 2003 excluding the sections entitled "Report on Executive Compensation" and
                      "Shareholder Return Performance Graph" (incorporated by
                      reference to the Registrant's Form 6-K, furnished to the
                      Commission on April 25, 2003 (Commission File Number
                      001-14572)).
--------------------------------------------------------------------------------
5.1*                  Consent of KPMG LLP, independent auditors.
--------------------------------------------------------------------------------
5.2**                 Consent of Goodmans LLP.
--------------------------------------------------------------------------------
5.3**                 Consent of Wachtell, Lipton, Rosen & Katz.
--------------------------------------------------------------------------------
6.1**                 Power of Attorney.
--------------------------------------------------------------------------------
7.1*                  Form of Indenture relating to the registered securities.
--------------------------------------------------------------------------------
7.2*                  Statement of Eligibility of the Trustee on Form T-1.
--------------------------------------------------------------------------------

-----------------------------
*        Filed herewith.
** Previously filed as an exhibit to the Registration Statement of the Registrant dated March 16, 2004 filed with the Securities and Exchange Commission.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.









                                     III-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 8, 2004.

                                           FOUR SEASONS HOTELS INC.

                                           By: /s/ Randolph Weisz
                                              ----------------------------------
                                              Name:  Randolph Weisz
                                              Title: Executive Vice President,
                                                     General Counsel and
                                                     Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below as of the 8th day of April, 2004.

SIGNATURE                                         TITLE
---------                                         -----
      *                             Chairman, Chief Executive Officer
----------------------------        (Principal Executive Officer) and Director
Isadore Sharp


      *                             Executive Vice President, Chief Financial
----------------------------        Officer and Treasurer (Principal Financial
Douglas L. Ludwig                   and Accounting Officer)



      *                             Director
----------------------------
Brent Belzberg


      *                             Director
----------------------------
H. Roger Garland


                                     III-2

      *
----------------------------        Director
Nan-b de Gaspe Beaubien


      *                             Director
----------------------------
Charles S. Henry


      *                             Director
----------------------------
Heather Munroe-Blum


      *
----------------------------        Director
Ronald W. Osborne


      *                             Director
----------------------------
J. Robert S. Prichard


      *                             Director
----------------------------
Lionel H. Schipper


      *
----------------------------        Director
Anthony Sharp


      *                             Director
----------------------------
Benjamin Swirsky


                                     III-3

      *
----------------------------        Director
Shuichiro Tamaki


      *                             Director
----------------------------
Simon M. Turner


* By: /s/ Randolph Weisz
     -----------------------
       As Attorney-in-Fact
  Pursuant to Power of Attorney








                                     III-4

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has duly signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Four Seasons Hotels Inc. in the United States on the 8th day of April, 2004.

                                             FOUR SEASONS HOTELS (U.S.) INC.

                                             By: Douglas L. Ludwig
                                                --------------------------------
                                                Name:  Douglas L. Ludwig
                                                Title: Treasurer








                                     III-5

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION
--------------------------------------------------------------------------------
4.1                   Annual Information Form of the Registrant dated March 1,
                      2003 for the year ended December 31, 2002 (incorporated by reference to the Registrant's Annual Report on Form 40-F
                      for the fiscal year ended December 31, 2002, filed with
                      the Commission on April 24, 2003 (Commission File Number
                      001-14572)).
--------------------------------------------------------------------------------
4.2                   Audited, comparative consolidated financial statements and the notes thereto (including reconciliation to United
                      States Generally Accepted Accounting Principles) for the
                      financial years ended December 31, 2003 and 2002, together with the auditors' report (incorporated by reference to
                      the Registrant's Form 6-K, furnished to the Commission on
                      March 16, 2004 (Commission File Number 001-14572)).
--------------------------------------------------------------------------------
4.3                   Management's discussion and analysis for the year ended
                      December 31, 2003 (incorporated by reference to the
                      Registrant's Form 6-K, furnished to the Commission on
                      March 16, 2004 (Commission File Number 001-14572)).
--------------------------------------------------------------------------------
4.4                   Management Information Circular of the Registrant dated
                      April 15, 2003, relating to the Registrant's annual
                      meeting of shareholders held on May 21, 2003 excluding the sections entitled "Report on Executive Compensation" and
                      "Shareholder Return Performance Graph" (incorporated by
                      reference to the Registrant's Form 6-K, furnished to the
                      Commission on April 25, 2003 (Commission File Number
                      001-14572)).
--------------------------------------------------------------------------------
5.1*                  Consent of KPMG LLP, independent auditors.
--------------------------------------------------------------------------------
5.2**                 Consent of Goodmans LLP.
--------------------------------------------------------------------------------
5.3**                 Consent of Wachtell, Lipton, Rosen & Katz.
--------------------------------------------------------------------------------
6.1**                 Power of Attorney.
--------------------------------------------------------------------------------
7.1*                  Form of Indenture relating to the registered securities.
--------------------------------------------------------------------------------
7.2*                  Statement of Eligibility of the Trustee on Form T-1.
--------------------------------------------------------------------------------

-----------------------------
*        Filed herewith.
** Previously filed as an exhibit to the Registration Statement of the Registrant dated March 16, 2004 filed with the Securities and Exchange Commission.